Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form F-4-A2 of our report dated December 6, 2023, relating to the financial statements of Australian Oilseeds Investments Pty Ltd as of June 30, 2023 and 2022 and to all references to our firm included in this registration statement.

Certified Public Accountants

Lakewood, CO

January 17, 2024